Exhibit 10.33

STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Appreciation Rights Agreement is between WESCO International, Inc., a Delaware corporation (the “Company”), and the Grantee named in the summary of Award (the “Grantee”) as of the date of grant set forth in the summary of Award.
The Board of Directors of the Company (the “Board”) has designated the Compensation Committee of the Board (the “Committee”) to administer the Company’s 1999 Long-Term Incentive Plan (as amended from time to time, the “Plan”).
The Board has determined to grant to the Grantee, under the Plan, a Stock Appreciation Right with respect to the aggregate number of shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), set forth in the summary of Award (the “SAR Shares”) at an exercise price per SAR Share set forth in the summary of Award.
To evidence the Stock Appreciation Right, and to set forth its terms and conditions under the Plan, the Company and the Grantee agree as follows:
1.    Confirmation of Grant; Exercise Price. The Company grants to the Grantee, effective as of the date of this Agreement, a Stock Appreciation Right (the “SAR”) with respect to the SAR Shares at the exercise price set forth in the summary of Award (the “Exercise Price”). This Agreement is subordinate to, and the terms and conditions of the SAR are subject to, the terms and conditions of the Plan.
2.    Vesting Term. Equally at a rate of one-third of the amount granted on the first, second, and third anniversaries of the date of grant as long as the Grantee is employed by the Company or one of its Subsidiaries. Notwithstanding the foregoing, the SARs shall be 100% fully vested upon the Grantee’s Retirement at Normal Retirement Age, death or Permanent Disability (as defined below).
3.    Exercisability. Provided that the Grantee remains employed by the Company through each vesting date, and to the extent the SAR has not previously expired, each SAR shall be exercisable upon vesting.
4.    Termination of SAR.
(a)    Normal Termination Date. Unless an earlier termination date is specified in Section 4(b), the SAR shall terminate on the tenth anniversary of the date of grant (the “Normal Termination Date”).
(b)    Early Termination. If the Grantee’s Active Employment (as defined below) is voluntarily or involuntarily terminated for any reason whatsoever prior to the Normal Termination Date, other than by reason of Retirement at Normal Retirement Age, death or Permanent Disability, any portion of the SAR that has not become exercisable on or before the effective date of such termination of employment shall terminate on such effective date. Any portion of the SAR that has become exercisable on or before the date of the Grantee’s termination of Active Employment, including as a result of Retirement at Normal Retirement Age, death or Permanent Disability, shall remain exercisable for whichever of the following periods is applicable, and if not exercised within that period, shall terminate upon the expiration of that period: (i) if the Grantee’s Active Employment is terminated by reason of the Grantee’s death or Permanent Disability (both an “Extraordinary Termination”), then any SAR held by the Grantee and then exercisable shall remain exercisable solely until the first to occur of (A) the first anniversary of the Grantee’s termination of Active Employment or (B) the Normal Termination Date of the SAR, (ii) if the Grantee’s Active Employment is terminated by reason of the Grantee’s Retirement (also an “Extraordinary Termination”), then any SAR held by the Grantee and then exercisable shall remain exercisable solely until the first to occur of (A) the third anniversary of the Grantee’s termination of Active Employment or (B) the Normal Termination Date of the SAR, and (iii) if the Grantee’s Active Employment is terminated for any reason other than an Extraordinary Termination, then any then exercisable SARs held by the Grantee shall remain exercisable solely until the first to occur of (A) 60 days after the date of the Grantee’s termination of Active Employment or (B) the Normal Termination Date of the SAR. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any of its direct or indirect Subsidiaries, or to interfere with or limit in any way the right of the Company or any of its direct or indirect Subsidiaries to terminate the Grantee’s employment at any time.
5.    Restrictions on Exercise; Non-Transferability of SAR.
(a)    Restrictions on Exercise. The SAR may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the SAR may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options have been secured, (ii) unless the issuance of SAR Shares upon the exercise of the SAR are exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the SAR Shares have been registered under such laws, and (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements have been satisfied. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i) of the preceding sentence and to satisfy the withholding requirements referred to in clause (iii) of the preceding sentence so as to permit the SAR to be exercised.
(b)    Non-Transferability of SAR. The SAR may be exercised only by the Grantee or by his estate. The SAR is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon his death, provided that the deceased Grantee’s beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the beneficiary or the estate were the Grantee.
(c)    Certain Definitions. As used in this Agreement the following terms shall have the following meanings:
(i)    “Active Employment” shall mean active employment with the Company or any direct or indirect Subsidiary of the Company.
(ii)    “Fair Market Value” shall mean the closing price per share of the Common Stock on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, or if no sale of Common Stock has been recorded on such day, then on the next preceding day on which a sale was so made. If shares of Common Stock are not traded on an established stock exchange on the applicable date, Fair Market Value shall be determined by the Committee in good faith in accordance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
(iii)     “Retirement at Normal Retirement Age” shall mean retirement at age 65 or later.
(iv)     “Permanent Disability” shall mean a physical or mental disability or infirmity that prevents the performance of the Grantee’s employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of not less than six months, unless a longer period is required by applicable law. The Committee’s reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive on all parties hereto and shall be based on any competent medical evidence presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or the Company to advise the Committee.
6.    Exercise of the SAR and Tax Withholding.
(a)    Exercise. To the extent that the SAR becomes and remains exercisable as provided in Section 3 and subject to any reasonable administrative regulations as the Board or the Committee may have adopted, the SAR may be exercised, in whole or in part, by notice to the Secretary of the Company or the Option Administration Department in writing given 15 business days prior to the date on which the Grantee expects to exercise the SAR (the “Exercise Date”), specifying the number of SAR Shares with respect to which the SAR is being exercised (the “Exercise Shares”) and the expected Exercise Date, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over the NASDAQ National Market (“NASDAQ”) operated by the National Association of Securities Dealers, Inc., notice may be given five business days before the Exercise Date. Upon exercise of the SAR, the Grantee shall be entitled to receive a number of shares of Common Stock (the “Net SAR Shares”) equal to the quotient obtained by dividing x by y, where:
x = the number of Exercise Shares multiplied by the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the Exercise Date over (B) the Exercise Price, and
y = the Fair Market Value of a share of Common Stock on the Exercise Date.
No fractional share of Common Stock shall be issued to make any payment with respect to the SAR; if any fractional share would be issuable, the number of Net SAR Shares payable to the Grantee shall be rounded down to the next whole share (no payment of cash, shares or other consideration shall be made with respect to any fractional share). The Company may require the Grantee to furnish or execute any other documents that the Company reasonably deems necessary (i) to evidence the exercise, (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.
(b)    Withholding. Whenever the Net SAR Shares are to be issued pursuant to the exercise of the SAR, the Company may require the recipient of the Net SAR Shares to remit to the Company an amount sufficient to satisfy the employer’s minimum statutory U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted on the NASDAQ, the Company may, if requested by the Grantee, withhold Net SAR Shares to satisfy applicable minimum statutory withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board or the Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
7.    Representations and Warranties of the Company. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the Net SAR Shares, when issued and delivered upon exercise of the SAR in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.
8.    Change in Control and Adjustments to Reflect Capital Changes.
(a)    Accelerated Vesting Upon Change in Control. In the event of a Change in Control, the SAR shall become immediately and fully exercisable unless such Change in Control results from the Grantee’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or other Company voting securities.
(b)    Recapitalization. The number and kind of shares of Common Stock subject to the SAR and the Exercise Price of the SAR shall be appropriately adjusted to reflect any stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the SAR. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(c)    Certain Mergers. After any Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares of Common Stock that are subject to the SAR are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the “Acquiring Corporation”), will either assume the Company’s rights and obligations under this Agreement or substitute an award in respect of the Acquiring Corporation’s stock for the SAR, however, if the Acquiring Corporation does not assume or substitute awards for the SAR, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the SAR shall be immediately exercisable and vested as of a date prior to the Merger, as the Board so determines. The exercise and/or vesting of the SAR that was permissible or caused solely by reason of this Section 8(c) shall be conditioned upon the consummation of the Merger. If the SAR is neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger, the SAR shall terminate effective as of the effective date of the Merger. Comparable rights shall accrue to the Grantee in the event of successive Mergers of the character described above.

(d)    Certain Definitions.
(i)    “Change in Control” means the first to occur of the following events: (a) the consummation of an acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company and its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries, or any successor investment vehicle, of 30% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the consummation of a merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 70% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (c) the liquidation or dissolution of the Company; (d) the consummation of the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; and (e) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two‑thirds (2/3) of the directors then still in office who were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
(ii)    “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.
9.    No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any SAR Shares until the exercise of the SAR and the issuance of a certificate or certificates to him for Net SAR Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
10.    Non-Competition, Non-Solicitation and Confidentiality.

(a)    Non-Competition and Non-Solicitation. During Grantee’s Active Employment and for a period of one year thereafter:

(i) Grantee shall not directly or indirectly call upon, contact or solicit any customer or prospective customer of the Company or its Subsidiaries (A) with whom Grantee dealt directly or indirectly or for which Grantee had responsibility while employed by the Company or its Subsidiaries, or (B) about whom Grantee acquired confidential information during Grantee’s employment with the Company or its Subsidiaries, for the purpose of offering, selling or providing products or services that are competitive with those then offered by the Company or its Subsidiaries. Grantee shall not solicit or divert, or attempt to solicit or divert, either directly or indirectly, any opportunity or business of the Company or its Subsidiaries to any competitor.

(ii) Grantee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, as an owner, partner, employee, agent, consultant, advisor, servant or contractor, engage in or facilitate or support others to engage in the distribution of electrical construction products or electrical and industrial maintenance, repair and operating supplies, or the provision of integrated supply services, or any other business that is in competition with any of the business activities of the Company or its Subsidiaries in which Grantee was engaged during Grantee’s Active Employment and in which the Company or its Subsidiaries were engaged prior to the termination of Grantee’s Active Employment. This provision shall not prevent Grantee from owning less than 1% of a publicly-owned entity or less than 3% of a private equity fund.

(iii) Grantee shall not, directly or indirectly, solicit the employment of or hire as an employee or consultant or agent (A) any employee of the Company or its Subsidiaries or (B) any former employee of the Company or its Subsidiaries whose employment ceased within 180 days prior to the date of such solicitation or hiring.

(b)     Confidentiality. “Confidential Information” means information regarding the business or operations of the Company or its Subsidiaries, both oral and written, including, but not limited to, documents and the Company or Subsidiary information contained in such documents; drawings; designs; plans; specifications; instructions; data; manuals; electronic media such as computer disks, computer programs, and data stored electronically; security code numbers; financial, marketing and strategic information; product pricing and customer information, that the Company or its Subsidiaries disclose to the Grantee or the Grantee otherwise learns or ascertains in any manner as a result of, or in relation to, Grantee’s employment by the Company or its Subsidiaries. Other than as required by applicable law, Grantee agrees: (1) to use Confidential Information only for the purposes required or appropriate for Grantee’s employment with the Company or its Subsidiaries; (2) not to disclose to anyone Confidential Information without the Company’s prior written approval; and (3) not to allow anyone’s use or access to Confidential Information, other than as required or appropriate for Grantee’s employment with the Company or its Subsidiaries. The foregoing shall not apply to information that is in the public domain, provided that Grantee was not responsible, directly or indirectly, for such information entering into public domain without the Company’s approval. Grantee agrees to return to the Company all Confidential Information in Grantee’s possession upon termination of Grantee’s employment or at any time requested by the Company.

(c)     The foregoing provisions shall survive and remain in full force and effect regardless of any expiration, termination or cancellation of this Agreement.

(d)     In addition to any rights available to it at law or in equity, in the event Grantee breaches the provisions of this Section 10, the Company may cancel any unexercised SARs granted under this Agreement.

(e)    If any provision of this Agreement shall be invalid or unenforceable to any extent, the remaining provisions of this Agreement shall not be affected, and each remaining provision shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, then such provision shall be interpreted to be only as broad as is enforceable.

(f)    Notwithstanding any provision to the contrary, the non-compete, non-solicitation and confidentiality covenants of this Section 10 shall be in addition to, and shall not be deemed to supersede, any existing covenants or other agreements between the Grantee and the Company or any of its Subsidiaries.

11.    Miscellaneous.
(a)    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:
(i)    if to the Company, to it at:
WESCO International, Inc.
Suite 700
225 West Station Square Drive
Pittsburgh, Pennsylvania 15219-1122

Attention: Legal Department

(ii)    if to the Grantee, to the Grantee at the last address on file in the Company’s records.
All notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.
(b)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)    Waiver; Amendment.
(i)    Waiver. Any party hereto or beneficiary hereof, may, by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.
(d)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties.
(e)    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the Commonwealth of Pennsylvania, County of Allegheny, including the Federal Courts located therein (should Federal jurisdiction exist).
(f)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In this Agreement all references to “dollars” or “$” are to United States dollars.
(g)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement may also be executed via acceptance in the electronic system of the Company’s equity awards plan administrator.
(h)    Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

(i)    Compensation Recovery Policy. SARs awarded under this Agreement shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law or to comport with good corporate governance practices, as such policy may be amended from time to time.
(j)    Definitions. Any terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.